Exhibit 10.2

November 19, 2014

Mel Marks
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RE: Marks Consulting Arrangement

Dear Mr. Marks:

We have had discussions concerning the terms of your expanded roles on behalf of Motorcar Parts of America, Inc. (together with its subsidiaries, “MPA”).  In addition to your position as a Director of MPA, we expect you will serve as a director of all of MPA’s Asian subsidiaries. As such, you will report to Selwyn Joffe, our Chairman, President and CEO or his delegate.

As compensation for all of your work with regard to our Asian subsidiaries and any other work you may do under this arrangement, you will receive $150,000/annum payable no less frequently than quarterly in arrears on a Form 1099 basis. You also will continue to receive your regular compensation as a director of MPA as paid to all other directors of MPA.

This arrangement is “at will” and the arrangement may be cancelled by written notice at any time by you or us.

If the above is consistent with your understanding of the arrangements between us, please sign this letter where indicated and return it to Jessenia Bailey via fax (310) 224-5128.

Yours sincerely,

By:	/S/ Selwyn Joffe
Selwyn Joffe
Chairman, President & CEO

AGREED TO AND ACCEPTED:

/S/ Mel Marks
Mel Marks

November 20, 2014